Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2015 presents our operating results after giving pro forma effect to the following as if such transactions had occurred on January 1, 2014:

•                  our acquisition of Burman’s Apothecary, LLC (“Burman’s”) on June 19, 2015;

•                  our acquisition of BioRx, LLC (“BioRx”) on April 1, 2015;

•                  our borrowings under our new credit facility; and

•                  the follow-on public offering of our common stock, which closed on March 31, 2015, and the use of a portion of related proceeds to repurchase common stock options (the “Follow-On Offering”).

The following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2014 presents our operating results after giving pro forma effect to the following as if such transactions had occurred on January 1, 2014:

•                  our acquisition of Burman’s on June 19, 2015;

•                  our acquisition of BioRx on April 1, 2015;

•                  our acquisition of MedPro Rx, Inc. (“MedPro”) on June 27, 2014;

•                  our borrowings under our new credit facility;

•                  our election to be taxed as a C corporation effective on January 23, 2014;

•                  our issuance of capital stock to certain funds of T. Rowe Price on January 23, 2014, our issuance of capital stock to certain funds of Janus Capital Group (“Janus”) on April 1, 2014, and the use of a portion of related proceeds to repurchase common stock and common stock options (the “Preferred Stock Transactions”);

•                  the initial public offering of our common stock on October 9, 2014 (the “IPO”) and the conversion of all outstanding shares of our capital stock into shares of our common stock upon the completion of the IPO and immediately thereafter a stock split effected as a stock dividend of 8,500 shares for each share of our common stock (the “IPO Transactions”); and

•                  the Follow-On Offering (collectively with the Preferred Stock Transactions and the IPO Transactions, the “Capital Stock Transactions”).

These transactions are all more fully described in Note 2 hereto. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of the noted events on our historical consolidated financial information.

Included in the pro forma combined consolidated financial information is an allocation of the purchase price paid for BioRx and Burman’s based on preliminary estimates and assumptions. Those estimates and assumptions could change materially as we finalize our assessment of the allocation and the fair values of the net tangible and intangible assets we acquired, some of which are dependent on the completion of valuations being performed by independent valuation specialists. The unaudited pro forma combined consolidated financial information does not reflect any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the BioRx and Burman’s acquisitions or may yet occur related to the MedPro acquisition.

The unaudited pro forma combined consolidated financial information is included for informational purposes only and should not be relied upon as being indicative of our financial condition or results of operations had the noted events occurred on the dates assumed nor as a projection of our results of operations or financial position for any future period or date. The preparation of the unaudited pro forma combined consolidated information requires the use of certain assumptions which may be materially different from our actual experience.

The unaudited pro forma combined consolidated statements of operations should be read in conjunction with our consolidated financial statements included in our Form 10-Q for the quarterly period ended June 30, 2015, our Annual Report on Form 10-K for the year ended December 31, 2014 and the consolidated financial statements of Burman’s included herein as Exhibits 99.2 and 99.3.

DIPLOMAT PHARMACY, INC.

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Six Months Ended June 30, 2015

			Burman’s				Other
	Diplomat	Burman’s	Acquisition			BioRx	Acquisitions’		Follow-On		Pro Forma
	Actual	Actual	Adjustments		Subtotal	Actual	Adjustments		Offering		Total
	(Dollars in Thousands, Except Per Share Amounts)

Net sales	$1,432,894	$215,219	$—		$1,648,113	$59,955	$—		$—		$1,708,068
Cost of goods sold	(1,322,083)	(193,319)	—		(1,515,402)	(42,809)	632	(G)	—		(1,557,579)
Gross profit	110,811	21,900	—		132,711	17,146	632		—		150,489

Selling, general and administrative expenses	(98,777)	(15,563)	(3,877	)(A)	(106,533)	(11,921)	(6,027	)(H)	—		(119,474)
			11,684	(B)			1,354	(I)
							4,285	(J)
							(632	)(G)
Income from operations	12,034	6,337	7,807		26,178	5,225	(388)		—		31,015

Other income (expense):
Interest expense	(2,224)	(215)	(1,151	)(C)	(3,590)	(49)	(1,824	)(K)	1,234	(P)	(4,229)
Other	179	208	(201	)(D)	186	14	—		—		200
Total other income (expense)	(2,045)	(7)	(1,352)		(3,404)	(35)	(1,824)		1,234		(4,029)
Income before income taxes	9,989	6,330	6,455		22,774	5,190	(2,212)		1,234		26,986
Income tax expense	(4,204)	(39)	(5,075	)(E)	(9,318)	(134)	(1,057	)(L)	(493	)(Q)	(11,003)
Net income	5,785	6,291	1,380		13,456	5,056	(3,269)		740		15,983
Less: net (loss) income attributable to noncontrolling interest	(464)	201	(201	)(D)	(464)	—	—		—		(464)
Net income attributable to Diplomat Pharmacy, Inc.	$6,249	$6,090	$1,581		$13,920	$5,056	$(3,269)		$740		$16,447

Net income per common share:
Basic	$0.11				$0.24						$0.26
Diluted	$0.10				$0.23						$0.25

Weighted average shares outstanding:
Basic	57,279,670		236,260	(F)	57,515,930		3,358,578	(M)	3,172,682	(R)	64,047,191
Diluted	59,845,620		236,260	(F)	60,081,880		3,358,578	(M)	2,756,575	(R)	66,197,033

See accompanying notes to unaudited pro forma combined consolidated financial information.

DIPLOMAT PHARMACY, INC.

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Year Ended December 31, 2014

			Burman’s					Other		C		Capital
	Diplomat	Burman’s	Acquisition			BioRx	MedPro	Acquisitions’		Corporation		Stock		Pro Forma
	Actual	Actual	Adjustments		Subtotal	Actual	Actual	Adjustments		Adjustments		Transactions		Total
	(Dollars in Thousands, Except Per Share Amounts)

Net sales	$2,214,956	$325,485	$—		$2,540,441	$227,162	$43,780	$—		$—		$—		$2,811,383
Cost of goods sold	(2,074,817)	(292,086)	—		(2,366,903)	(161,705)	(35,733)	2,340	(G)	—		—		(2,562,001)
Gross profit	140,139	33,399	—		173,538	65,457	8,047	2,340		—		—		249,382

Selling, general and administrative expenses	(127,556)	(8,543)	(8,569	)(A)	(144,668)	(42,889)	(6,169)	(22,042	)(H)	—		1,173	(T)	(212,913)
								825	(I)
								3,207	(J)
								(2,340	)(G)
								(10	)(N)
Income from operations	12,583	24,856	(8,569)		28,870	22,568	1,878	(18,020)		—		1,173		36,469

Other income (expense):
Interest expense	(2,528)	(161)	(2,789	)(C)	(5,478)	(249)	—	(8,229	)(K)	—		6,895	(U)	(7,061)
Change in fair value of redeemable common stock	9,073	—	—		9,073	—	—	—		—		(9,073	)(V)	—
Equity loss and impairment of non-consolidated entity	(6,208)	—	—		(6,208)	—	—	—		—		—		(6,208)
Termination of existing stock redemption agreement	(4,842)	—	—		(4,842)	—	—	—		—		—		(4,842)
Other	1,128	120	(107	)(D)	1,141	24	90	—		—		—		1,255
Total other income (expense)	(3,377)	(41)	(2,896)		(6,314)	(225)	90	(8,229)		—		(2,178)		(16,856)
Income before income taxes	9,206	24,815	(11,465)		22,556	22,343	1,968	(26,249)		—		(1,005)		19,613
Income tax expense	(4,655)	(195)	(5,145	)(E)	(9,995)	(595)	—	1,370	(L)	(787	)(S)	402	(W)	(9,605)
Net income	4,551	24,620	(16,610)		12,561	21,748	1,968	(24,879)		(787)		(603)		10,008
Less: net (loss) income attributable to noncontrolling interest	(225)	107	(107	)(D)	(225)	—	—	—		—		—		(225)
Net income attributable to Diplomat Pharmacy, Inc.	4,776	24,513	(16,503)		12,786	21,748	1,968	(24,879)		(787)		(603)		10,233
Net income allocable to preferred shareholders	458	—	—		458	—	—	—		—		(458	)(V)	—
Net income allocable to common shareholders	$4,318	$24,513	$(16,503)		$12,328	$21,748	$1,968	$(24,879)		$(787)		$(145)		$10,233

Net income per common share:
Basic	$0.12				$0.34									$0.16
Diluted	$0.11				$0.32									$0.16

Weighted average shares outstanding:
Basic	35,990,122		253,036	(F)	36,243,158			4,397,201	(O)			21,654,490	(X)	62,294,849
Diluted	38,535,325		253,036	(F)	38,788,361			4,734,778	(O)			20,669,866	(X)	64,193,004

See accompanying notes to unaudited pro forma combined consolidated financial information.

DIPLOMAT PHARMACY, INC.

Notes to Unaudited Pro Forma Combined Consolidated Financial Information

(Dollars in Thousands)

1. Basis of Presentation

The unaudited pro forma combined consolidated financial information presents our results of operations as if the transactions described in Note 2 occurred on January 1, 2014 for purposes of the pro forma statements of operations. For the six months ended June 30, 2015, our actual unaudited operating results for that six month period, BioRx’s actual unaudited operating results from January 1, 2015 to its April 1, 2015 acquisition date, and Burman’s actual unaudited operating results from January 1, 2015 to its June 19, 2015 acquisition date were used as the basis for the pro forma statement of operations. For the year ended December 31, 2014, our, BioRx’s and Burman’s actual operating results for that year and MedPro’s actual unaudited operating results from January 1, 2014 to its June 27, 2014 acquisition date were used as the basis for the pro forma statement of operations. The pro forma combined consolidated financial information also reflects the assumptions and adjustments described in Note 3.

2. Description of Transactions

We account for our business acquisitions using the acquisition method as required by Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. We ascribe significant value to the synergies and other benefits that do not meet the recognition criteria of acquired identifiable intangible assets. Accordingly, the value of these components is included within goodwill. Our business acquisitions described below were treated as stock purchases for accounting purposes, and — except for one subsidiary of BioRx — the acquisitions were treated as asset purchases for income tax purposes and the related goodwill resulting from these business acquisitions is deductible for tax purposes.

Burman’s Acquisition

On June 19, 2015, we acquired all of the outstanding equity interests of Burman’s. Burman’s, located in the greater Philadelphia, Pennsylvania area, is a provider of individualized patient care with a primary focus on hepatitis C. We acquired Burman’s to further expand our existing hepatitis business and to increase our national presence. The following table summarizes the consideration transferred to acquire Burman’s:

Cash	$84,296
253,036 restricted common shares	9,578
$93,874

The above cash consideration is subject to a post-closing adjustment for net working capital, indebtedness, cash and sellers’ expenses. This amount is not known at this time and is therefore not reflected above.

The above share consideration is based on 253,036 shares, as computed in accordance with the purchase agreement, multiplied by the per share closing market price as of June 18, 2015 ($42.06) and multiplied by 90% to account for the restricted nature of the shares.

We incurred acquisition-related costs of approximately $204 which were charged to “Selling, general and administrative expenses” during the six months ended June 30, 2015.

The following table summarizes the preliminary amounts of identifiable assets acquired and liabilities assumed at the acquisition date:

Accounts receivable	$17,274
Inventories	8,668
Prepaid expenses and other current assets	7,514
Property and equipment	49
Capitalized software for internal use	17,000
Definite-lived intangible assets	23,400
Current liabilities	(25,797)
Total identifiable net assets	48,108
Goodwill	45,766
$93,874

Definite-lived intangible assets that were acquired and their respective useful lives are as follows:

	Useful Life	Amount
Physician relationships	10 years	$15,000
Non-compete employment agreements	5 years	5,700
Favorable supply agreement	1 year	2,700
		$23,400

We have not finalized the purchase price allocation. Accordingly, the purchase price allocation described above could change materially as we finalize our assessment of the allocation and the fair values of the net tangible and intangible assets acquired, some of which are dependent on the finalization of valuations being performed by independent valuation specialists.

BioRx Acquisition

On February 26, 2015, we signed a definitive agreement to acquire BioRx. On April 1, 2015, we acquired BioRx, a highly specialized pharmacy and infusion services company based in Cincinnati, Ohio that provides treatments for patients with ultra-orphan and rare, chronic diseases. We acquired BioRx to further expand our existing specialty infusion business and to increase our national presence. The following table summarizes the consideration transferred to acquire BioRx:

Cash	$217,023
4,038,853 restricted common shares	125,697
Contingent consideration at fair value	37,000
$379,720

The above share consideration at closing is based on 4,038,853 shares, as computed in accordance with the purchase agreement, multiplied by the per share closing market price as of March 31, 2015 ($34.58) and multiplied by 90% to account for the restricted nature of the shares.

The purchase price includes a contingent consideration arrangement that requires us to issue up to 1,350,309 shares of our restricted common stock, as computed in accordance with the purchase agreement, to the former holders of BioRx’s equity interests based upon the achievement of a certain earnings before interest, taxes, depreciation and amortization target in the twelve month period ending March 31, 2016. Payment of the contingent consideration is subject to acceleration at the maximum contingent amount in the event of (i) a change in control of Diplomat or (ii) the termination without cause of either of two principals of BioRx that have continued employment with us following the closing, in each case during the twelve month period ending March 31, 2016. Diplomat’s actual results for the six months ended June 30, 2015 include a $4,000 charge to increase this initial liability due to BioRx’s operating results and an increase in Diplomat’s stock price since BioRx’s acquisition.

We incurred acquisition-related costs of $1,354 which were charged to “Selling, general and administrative expenses” during the six months ended June 30, 2015.

The following table summarizes the preliminary amounts of identifiable assets acquired and liabilities assumed at the acquisition date:

Cash and cash equivalents	$1,786
Accounts receivable	42,131
Inventories	5,546
Prepaid expenses and other current assets	669
Property and equipment	494
Other noncurrent assets	162
Definite-lived intangible assets	182,000
Liabilities	(36,702)
Total identifiable net assets	196,086
Goodwill	183,634
$379,720

Definite-lived intangible assets that were acquired and their respective useful lives are as follows:

	Useful Life	Amount
Patient relationships	10 years	$130,000
Non-compete employment agreements	5 years	39,700
Trade names and trademarks	8 years	12,300
		$182,000

We determined the estimated fair values of the identifiable long-lived assets with assistance from an independent valuation firm. The valuation firm also assisted with our determination of the fair value of the contingent consideration utilizing a Monte Carlo simulation.

MedPro Acquisition

On June 27, 2014, we acquired all of the authorized, issued and outstanding shares of capital stock of MedPro. MedPro, based in Raleigh, North Carolina, is a specialty pharmacy focused on specialty infusion therapies including hemophilia and immune globulin. We acquired MedPro to expand our existing specialty infusion business and to increase our presence in the mid-Atlantic and Southern regions of the U.S.

We did not acquire MedPro’s affiliate from which MedPro leased certain operating and other facilities. Instead, we, commensurate with the acquisition, entered into a five-year external lease agreement for the facilities on similar terms. As we do not direct the significant activities of the lessor, it is not consolidated into our financial statements.

The following table summarizes the consideration transferred to acquire MedPro:

Cash	$52,267
716,695 restricted common shares	12,000
Contingent consideration at fair value	4,270
$68,537

The purchase price includes a contingent consideration arrangement that requires us to pay the former owners an additional payout based upon the achievement of certain revenue and gross profit targets in each of the twelve month periods ending June 30, 2015 and 2016. The maximum payout of contingent consideration is $11,500.

Approximately $3,503 of the purchase consideration was deposited into an escrow account to be held for two years after the closing date to satisfy any of our indemnification claims.

The following table summarizes the amounts of identifiable assets acquired and liabilities assumed at the acquisition date:

Cash and cash equivalents	$668
Accounts receivable	9,050
Inventories	3,819
Prepaid expenses and other current assets	204
Property and equipment	697
Capitalized software for internal use	25
Definite-lived intangible assets	37,099
Current liabilities	(4,660)
Total identifiable net assets	46,902
Goodwill	21,635
$68,537

Definite-lived intangible assets that were acquired and their respective useful lives are as follows:

	Useful Life	Amount
Patient relationships	7 years	$24,000
Trade names and trademarks	10 years	8,700
Non-compete employment agreements	5 years	4,399
		$37,099

We determined the fair values of the identifiable long-lived assets with assistance from an independent valuation firm. The valuation firm also assisted with our determination of the fair value of the contingent consideration utilizing historical results, forecasted operating results of MedPro for each of the twelve month periods ending June 30, 2015 and 2016, and the corresponding contractual contingent payouts based on those results discounted at rates commensurate with the uncertainty involved. Diplomat’s actual results for the six months ended June 30, 2015 and the year ended December 31, 2014 include a $1,038 charge and a $5,621 charge, respectively, to increase this liability due to MedPro’s operating results and accretion of the liability since MedPro’s acquisition.

New Credit Facility

In conjunction with the BioRx acquisition, on April 1, 2015, we also entered into a credit facility with GE Capital Bank to increase our line of credit to $175,000, enter into a Term Loan A for $120,000, a deferred draw term loan for an additional $25,000 and extend the maturity date to April 1, 2020 (the “new credit facility”). The new credit facility provides for the issuance of letters of credit up to $10,000 and swingline loans up to $15,000, the issuance and incurrence of which will reduce the availability of the revolving credit facility. The new credit facility provides two interest rate options, (i) LIBOR (as defined) plus 2.75% or (ii) Base Rate (as defined) plus 1.75%, provided, however, that the interest rate may adjust downward only, by as much as 0.25%, beginning September 2015 based on changes in our leverage ratio. We incurred deferred financing costs of $5,131 associated with the new credit facility. These costs, along with previously unamortized deferred debt issuance costs, are being amortized over the term of the new credit facility.

Change in Income Tax Status

We elected to be taxed as a C corporation effective on January 23, 2014.

Preferred Stock Transactions

In January 2014, we entered into a Series A Preferred Stock Purchase Agreement with certain funds of T. Rowe Price under which we issued to certain funds of T. Rowe Price 2,986,228 shares of Series A Preferred Stock at a purchase price of $16.74 per share. We used $20,000 of this $50,000 investment for general corporate purposes inclusive of fees associated with this transaction, and the remaining $30,000 was used to repurchase common stock ($26,900) and common stock options ($3,100).

In April 2014, we entered into a Series A Preferred Stock Purchase Agreement with certain funds of Janus under which we issued to certain funds of Janus 3,225,127 shares of Series A Preferred Stock at a purchase price of $16.74 per share. We used $25,200 of the $54,000 investment for general corporate purposes inclusive of fees associated with this transaction, and the remaining $28,800 was used to repurchase common stock ($26,500) and common stock options ($2,300).

IPO Transactions

In October 2014, we completed our IPO in which 15,333,333 shares of common stock were sold at a public offering price of $13.00 per share. We sold 11,000,000 shares of common stock and certain existing shareholders sold 4,333,333 shares of common stock. We did not receive any proceeds from the sale of common stock by the existing shareholders. We received net proceeds of $130,440 after deducting underwriting discounts and commissions of $9,652, and other offering expenses of $2,908. Proceeds of $80,458 were used to repay existing indebtedness to certain current or former shareholders and employees ($19,824) and borrowings under our revolving line of credit ($60,634). The remaining net proceeds of $49,982 continue to be used for working capital and other general purposes. Immediately prior to the completion of the IPO, all outstanding shares of our capital stock converted, on a one-to-one basis, into shares of the single class of common stock that were authorized in conjunction with the IPO, and immediately thereafter a stock split was effected as a stock dividend of 8,500 shares for each share of our common stock.

Follow-On Offering

On March 31, 2015, we completed a follow-on public offering in which 9,821,125 shares of common stock were sold at a public offering price of $29.00 per share. We sold 6,821,125 shares of common stock and certain existing shareholders sold 3,000,000 shares of common stock. We did not receive any proceeds from the sale of common stock by the existing shareholders. We received net proceeds of $187,271 after deducting underwriting discounts and commissions of $9,891, and other offering expenses of $652. We used $36,298 of the net proceeds to repurchase options to purchase common stock held by a number of current and former employees, including certain executive officers, with the remainder of the proceeds used to pay a portion of the cash consideration for the BioRx acquisition. The purchase price for each stock option repurchased was based on the public offering price per share, net of the underwriting discount and exercise price.

3. Unaudited Pro Forma Combined Consolidated Statement of Operations Adjustments

Burman’s Acquisition Adjustments:

A	—

Reflects amortization of identifiable definite-lived intangible assets, including capitalized software for internal use, acquired in the Burman’s acquisition (net of amortization already reflected in actual results). See Note 2 for further details.

B	—

Reflects the elimination from actual results of Burman’s acquisition-related transaction costs ($204 from Diplomat’s actual results and $11,480 from Burman’s actual results). Transaction costs are eliminated from the pro forma results as they do not represent recurring expenses.

C	—

Reflects interest expense on incremental borrowings at a 3.5% annual rate under our new credit facility to fund the cash portion of the Burman’s acquisition ($1,366 for the six months ended June 30, 2015 and $2,950 for the year ended December 31, 2014), less actual interest expense related to Burman’s debt that was not assumed in the transaction ($215 for the six months ended June 30, 2015 and $161 for the year ended December 31, 2014).

D	—	Reflects elimination of investment income earned by Burman’s Investment Company, L.L.C., a consolidated variable interest entity of Burman’s, which was not acquired by Diplomat.
E	—

Reflects income taxes associated with Burman’s operating results ($6,330 for the six months ended June 30, 2015 and $24,815 for the year ended December 31, 2014) and Burman’s pro forma adjustments ($6,455 for the six months ended June 30, 2015 and $(11,465) for the year ended December 31, 2014) at our statutory income tax rate of 40.0%.

F	—

Reflects the 253,036 restricted shares of common stock issued to the sellers of Burman’s as partial payment of the aggregate purchase price. The weighted average shares outstanding for the six months ended June 30, 2015 is reduced for the period of time in which these restricted shares were actually outstanding.

Other Acquisitions’ Adjustments:

G	—	Reflects reclassification of BioRx’s shipping and handling expenses to conform to our presentation of such costs.
H	—

Reflects amortization of identifiable definite-lived intangible assets acquired in the BioRx acquisition ($(5,970) for the six months ended June 30, 2015 and $(19,524) for the year ended December 31, 2014). Also reflects amortization of identifiable definite-lived intangible assets acquired in the MedPro acquisition ($(57) for the six months ended June 30, 2015 and $(2,518) for the year ended December 31, 2014). These amounts are net of amortization already reflected in the actual results. See Note 2 for further details.

I	—

Reflects the elimination from actual results of BioRx acquisition-related transaction costs for the six months ended June 30, 2015. Also reflects the elimination from actual results of MedPro acquisition-related transaction costs for the year ended December 31, 2014. Transaction costs are eliminated from the pro forma results as they do not represent recurring expenses.

J	—

Reflects the elimination of $4,000 of BioRx contingent consideration expense for the six months ended June 30, 2015 under the presumption that such consideration was fully earned and the associated shares were issued on December 31, 2014. This presumption also led to the realization of $3,738 in income for the year ended December 31, 2014 utilizing the ending market price for our stock as of December 31, 2014 (1,350,309 restricted shares * $27.37 * 90% = $33,262) to adjust the original fair value established on the assumed acquisition date of January 1, 2014. Also reflects the change in fair value of the MedPro contingent liability, net of such changes already reflected in the actual results ($285 for the six months ended June 30, 2015 and $(531) for the year ended December 31, 2014). Changes in fair value of the contingent consideration liability for MedPro includes accretion of the liability at a 10.5% rate.

K	—

Reflects interest expense on incremental borrowings at a 3.5% annual rate under our new credit facility to fund the cash portion of the BioRx acquisition for the six months ended June 30, 2015 ($1,873), less actual interest expense related to BioRx’s debt that was not assumed in the transaction ($49), and to fund the cash portions of the BioRx and MedPro acquisitions for the year ended December 31, 2014 ($7,596 and 882, respectively), less actual interest expense related to BioRx’s debt that was not assumed in the transaction ($249).

L	—

Reflects income taxes associated with BioRx’s operating results ($5,190 for the six months ended June 30, 2015 and $22,343 for the year ended December 31, 2014), MedPro’s operating results ($1,968 for the year ended December 31, 2014), BioRx’s pro forma adjustments ($(2,489) for the six months ended June 30, 2015 and $(23,382) for the year ended December 31, 2014), and MedPro’s pro forma adjustments ($228 for the six months ended June 30, 2015 and $(3,116) for the year ended December 31, 2014) at our statutory income tax rate of 40.0%.

M	—

Reflects the 4,038,853 restricted shares of common stock issued to the sellers of BioRx as partial payment of the aggregate purchase price as well as 1,350,309 restricted shares of common stock associated with the contingent consideration under the presumption of it being fully earned and issued on December 31, 2014. The weighted average shares outstanding are reduced for the period of time in which the 4,038,853 restricted shares were actually outstanding.

N	—

Reflects, for the 2014 period prior to our acquisition of MedPro, the net impact of the elimination of affiliate rental income ($69) and affiliate depreciation expense ($(59)) associated with a certain property owned by the consolidated affiliates of MedPro that we did not acquire in the related acquisition from whom MedPro leased such properties. We have entered into an external lease agreement with comparable terms on an ongoing basis.

O	—

Reflects the 4,038,853 restricted shares of common stock issued to the sellers of BioRx as partial payment of the aggregate purchase price. Also reflects the 716,695 restricted shares of common stock issued to the sellers of MedPro as partial payment of the aggregate purchase price. The weighted average shares outstanding are reduced for the period of time in which the 716,695 restricted shares were actually outstanding. The increase in diluted versus basic is due to the presumption that the 1,350,309 restricted shares of common stock associated with the BioRx contingent consideration were fully earned during the fourth quarter of 2014.

Follow-On Offering:

P	—

Reflects the elimination of interest expense ($1,505) associated with debt repaid under our new credit facility with a portion of the net proceeds from our March 2015 follow-on public offering, partially offset by an increase in debt issuance cost amortization expense ($(271)).

Q	—	Reflects income taxes associated with the net interest expense reduction at our statutory income tax rate of 40.0%.
R	—

Reflects the 6,821,125 shares of common stock issued in the follow-on public offering, reduced for the period of time in which the 6,821,125 shares were actually outstanding. The decrease in diluted versus basic is due to the removal of the dilutive impact associated with the stock options that were repurchased on March 31, 2015.

C Corporation Adjustments:

S	—	Reflects our income tax expense as if Diplomat had been a C corporation for the entire period at our statutory income tax rate of 40.0%, adjusted for permanent items.

Capital Stock Transactions:

T	—	Reflects the elimination of share-based compensation expense related to stock options repurchased in the Follow-On Offering.
U	—

Reflects the elimination of interest expense ($7,765) associated with acquisition-related debt repaid with a portion of the net proceeds from our Capital Stock Transactions, partially offset by an increase in debt issuance cost amortization expense ($(870)).

V	—

Reflects the elimination of the change in fair value of redeemable common shares and the elimination of any net income attributable to preferred shareholders due to the assumed conversion of all outstanding shares of redeemable common shares and preferred shares into common stock.

W	—	Reflects income tax benefit at our statutory income tax rate of 40.0%.
X	—

Reflects the impact of additional shares of common stock resulting from the assumed conversion of all shares of redeemable common stock and preferred stock (6,752,540), from the IPO (8,515,068) and from the follow-on public offering (6,821,125), partially offset by the impact of the reduction of common shares caused by their redemption with certain proceeds in the Preferred Stock Transactions (434,243). The decrease in diluted versus basic is due to the removal of the dilutive impact associated with the stock options that were repurchased in the Preferred Stock Transactions and the Follow-On Offering.